Euoko Inc. Signs Amended and Restated Share Exchange Agreement

Toronto, ON, July 25, 2007 – On July 23, 2007, Euoko Inc. (OTCBB: EUKO) entered into an agreement to amend a binding letter agreement that had been signed on April 5, 2007 (the “Terminated Agreement”). The amending agreement (the “Agreement”) provides that Euoko Inc. (the “Company”) will acquire all issued and outstanding shares of Euoko Inc. Canada (the “Private Company”), a private company founded in 2003 and engaged in the business of the development, marketing and distribution of luxury skin treatments. The Agreement requires that the closing take place on or before October 31, 2007, failing which any one party may elect to terminate the Agreement.

In the Agreement, in addition to the consideration agreed to in the Terminated Agreement, the Company agrees to issue to Brandon Truaxe, President, CEO and founder of Euoko Inc. Canada, 12,285,000 preferred shares. Each of the 12,285,000 preferred shares will carry voting rights of 500 votes per preferred share. The Company also agrees to issue a total of 1,500,000 common stock options to certain shareholders and officers of the Private Company, as well as additional individuals as designated by those shareholders.

Clarification Note: In anticipation of the impending acquisition of Euoko Inc. Canada by Euoko Inc. (USA), it must be noted that this press release issued by Euoko Inc. (USA) may reflect the activities of Euoko Inc. Canada and the opinions of the management of Euoko Inc. Canada.

About Euoko Inc. Canada (www.euoko.com):

Euoko Inc. Canada is an emerging luxury brand that develops, markets and distributes scientifically-advanced skin treatments. Its current portfolio spans five treatment collections that target aging, dull skin tones, skin protection, uneven pigmentation and blemishes. This product line offers comprehensive solutions to such skin concerns as wrinkles, fine lines, under-eye dark circles, dark spots, cellulite, acne, oxidation, environmental exposure and skin fatigue. Combined with innovative products for basic daily cleansing and facial priming, this product portfolio offers a complete line of synergistic formulations that target the most demanding luxury consumer. The company’s well-appointed, understated primary and secondary packaging communicates innovation, science and sophistication, while reflecting the prestige positioning of the portfolio. The company sells its product line through varied premium distribution channels in select North American, European and Middle Eastern markets, as well as globally through its internally-operated, multicurrency, multilingual website (www.euoko.com). For further information about Euoko Inc. Canada, please contact Carmela Tassone at 416-657-3456 x 326.

About Euoko Inc. (USA) (OTCBB: EUKO):
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On July 23, 2007, Euoko Inc. (USA) entered into a binding agreement to purchase all of the issued and outstanding shares of Euoko Inc. Canada, a private company whose primary business is the development, marketing and distribution of luxury skin treatments. Euoko Inc. (USA) has adopted its present name to reflect that the activity of Euoko Inc. Canada will represent the sole activity Euoko Inc. (USA) upon closure of the impending acquisition. For further information about Euoko Inc. (USA), please contact Dwight Webb at 604.684.6412.

Safe Harbor Statement This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, that the Company will obtain all of the issued and outstanding shares of the private company, that the Company will pay the compensation stated in the Agreement and issue 1,500,000 common stock options for all issued and outstanding shares of the Private Company, and that the Agreement will close on or before October 31, 2007.

Additionally, statements in this press release regarding Euoko Inc. Canada, the benefits of its products and all other statements in this release other than the recitation of historical facts are forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Euoko Inc. Canada to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of Euoko Inc. Canada’s business strategy, including the retention of customers; selling additional products to existing and new customers; and success in expanding our customer base and product offerings. Forward-looking statements included herein speak only as of the date hereof and we disclaim any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.